UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 22, 2013

Date of Report (Date of earliest event reported)

WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35337	20-2783228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Eighth Avenue

New York, New York 10011

(Address of principal executive offices, including zip code)

(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

The date of WebMD’s 2013 Annual Meeting of Stockholders has been changed to Thursday, October 31, 2013. The meeting will be held at the W NEW YORK – Union Square, 201 Park Avenue South, New York, New York 10003.

The meeting date was changed in order to allow WebMD to set a record date for the meeting that is after the expected expiration of WebMD’s pending tender offer for shares of its Common Stock and payment for shares purchased. The new record date for determining the stockholders entitled to vote at WebMD’s 2013 Annual Meeting is the close of business on Thursday, September 19, 2013.

Proposals that WebMD’s stockholders intend to present at the 2013 Annual Meeting must be received by WebMD’s Corporate Secretary (at the address provided below) no later than the close of business on September 3, 2013 in order that they may be considered for possible inclusion in WebMD’s proxy statement and form of proxy for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. In addition, WebMD’s Amended and Restated By-laws establish an advance notice procedure with regard to director nominations and proposals by stockholders intended to be presented at an annual meeting, but not included in WebMD’s proxy statement. For these nominations or other business to be properly brought before the 2013 Annual Meeting by a stockholder, the stockholder must provide written notice delivered to the Secretary of WebMD by the close of business on September 3, 2013, which notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing these matters. All notices of proposals by stockholders, whether or not intended to be included in WebMD’s proxy materials, should be sent to: Douglas W. Wamsley, Corporate Secretary, WebMD Health Corp., 111 Eighth Avenue, New York, New York 10011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.

Dated: August 22, 2013	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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